Exhibit 99.1

Fluent Announces Third Quarter 2019 Financial Results

•	Q3 2019 revenue of $64.6 million, down 3% over Q3 2018
•	Net loss from continuing operations of $4.5 million, or $0.06 per share
•	Media margin of $21.3 million, down 17% over Q3 2018 and representing 33.0% of revenue
•	Adjusted EBITDA of $4.3 million, representing 7% of revenue
•	Adjusted net loss of $1.0 million, or $0.01 per share

New York, NY – November 11, 2019 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the third quarter ended September 30, 2019.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "Our third quarter results reflect a confluence of factors, including certain uncollectible receivables, ebbs with several business partners and organizational re-alignment, which combined yielded results below expectations. We believe we have addressed each of these challenges and we have since seen core commercial trending improve. We have updated our full year guidance to reflect third quarter results and our expectations for the fourth quarter. We continue to believe our market opportunity and growth strategy are intact and sound, and well-geared to our unique set of core competencies in digital performance marketing.

Third Quarter Financial Summary

•	Revenue of $64.6 million, a decrease of 3% over Q3 2018
•	Net loss from continuing operations of $4.5 million, or $0.06 per share, compared to net income from continuing operations of $4.5 million, or $ 0.06 per share, in Q3 2018
•	Media margin of $21.3 million, a decrease of 17% over Q3 2018 and representing 33.0% of revenue
•	Adjusted EBITDA of $4.3 million, representing 7% of revenue
•	Adjusted net loss of $1.0 million, or $0.01 per share

Media margin, adjusted EBITDA and adjusted net (loss) income are non-GAAP financial measures. Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Adjusted EBITDA is defined as net (loss) income from continuing operations, excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) write-off of long-lived assets, (5) share-based compensation expense, (6) acquisition-related costs, (7) restructuring and certain severance costs, (8) certain litigation and other related costs, and (9) one-time items. Adjusted net (loss) income is defined as net (loss) income from continuing operations, excluding (1) write-off of long-lived assets, (2) share-based compensation expense, (3) acquisition-related costs, (4) restructuring and certain severance costs, (5) certain litigation and other related costs, and (6) one-time items. Adjusted net (loss) income is also presented on a per share (basic and diluted) basis. Reconciliations of these non-GAAP measures are provided below.

Business Outlook - 2019

Fluent is providing updated revenue, media margin and Adjusted EBITDA guidance for full-year 2019 as follows:

•	Revenue is anticipated to be $265-$267 million, as compared with $277-$285 million previously.
•	Media margin is anticipated to be in the range of $87-$88 million, as compared with $93-$98 million previously.
•	Adjusted EBITDA is anticipated to be in the range of $28-$30 million, as compared with $37-$42 million previously.

Fluent is not able to provide a reconciliation of projected media margin or adjusted EBITDA to the most directly comparable expected GAAP results, due to the unknown effect, timing and potential significance of certain operating costs and expenses, share-based compensation expense, depreciation and amortization expense, interest expense (net), and the provision for (benefit from) income taxes.

  Conference Call

Fluent, Inc. will host a conference call on Monday, November 11, 2019 at 4:30 PM ET to discuss its 2019 third quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10136819. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor business and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2019	December 31, 2018
ASSETS:
Cash and cash equivalents	$24,228	$17,769
Accounts receivable, net of allowance for doubtful accounts of $1,550 and $1,751, respectively	45,745	48,652
Prepaid expenses and other current assets	2,015	1,971
Total current assets	71,988	68,392
Restricted cash	1,480	1,480
Property and equipment, net	3,037	1,380
Operating lease right-of-use assets	10,332	—
Intangible assets, net	58,478	61,812
Goodwill	164,774	159,791
Other non-current assets	579	414
Total assets	$310,668	$293,269
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$17,396	$7,855
Accrued expenses and other current liabilities	17,069	21,566
Deferred revenue	1,178	444
Current portion of long-term debt	6,058	3,500
Current portion of operating lease liability	2,342	—
Total current liabilities	44,043	33,365
Long-term debt, net	46,929	51,972
Operating lease liability, net	9,507	—
Other non-current liabilities	736	766
Total liabilities	101,215	86,103
Shareholders' equity:
Preferred stock - $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock - $0.0005 par value, 200,000,000 shares authorized; 78,574,482 and 76,525,581 shares issued at September 30, 2019 and December 31, 2018, respectively; and 76,783,296 and 75,292,383 shares outstanding at September 30, 2019 and December 31, 2018, respectively	39	38
Treasury stock, at cost, 1,791,186 and 1,233,198 shares at September 30, 2019 and December 31, 2018, respectively	(6,368)	(3,272)
Additional paid-in capital	403,854	395,769
Accumulated deficit	(188,072)	(185,369)
Total shareholders' equity	209,453	207,166
Total liabilities and shareholders' equity	$310,668	$293,269

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$64,552	$66,535	$201,673	$179,459
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	44,568	41,744	138,530	115,120
Sales and marketing (1)	2,717	3,640	9,209	9,909
Product development (1)	2,040	1,680	6,485	3,556
General and administrative (1)	14,049	9,775	34,378	25,387
Depreciation and amortization	3,642	3,352	10,265	10,021
Write-off of long-lived assets	280	—	280	—
Spin-off transaction costs (1)	—	—	—	7,708
Total costs and expenses	67,296	60,191	199,147	171,701
Income from operations	(2,744)	6,344	2,526	7,758
Interest expense, net	(1,719)	(1,882)	(5,264)	(6,209)
(Loss) income before income taxes from continuing operations	(4,463)	4,462	(2,738)	1,549
Income tax benefit	—	—	35	—
Net (loss) income from continuing operations	(4,463)	4,462	(2,703)	1,549
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	—	—	—	(2,084)
Loss on disposal of discontinued operations, net of $0 income taxes	—	—	—	(19,040)
Net loss from discontinued operations	—	—	—	(21,124)
Net (loss) income	$(4,463)	$4,462	$(2,703)	$(19,575)
Basic and diluted (loss) income per share:
Continuing operations	$(0.06)	$0.06	$(0.03)	$0.02
Discontinued operations	$—	$—	$—	$(0.28)
Net (loss) income	$(0.06)	$0.06	$(0.03)	$(0.26)

Weighted average number of shares outstanding:
Basic and diluted	79,569,210	78,199,633	79,389,131	76,002,514

(1) Amounts include share-based compensation expense as follows:
Sales and marketing expenses	$292	$717	$821	$2,125
Product development	278	136	800	487
General and administrative expenses	2,220	1,741	6,398	3,835
Spin-off transaction costs	—	—	—	5,409
Discontinued operations	—	—	—	15,713
Total share-based compensation expense	$2,790	$2,594	$8,019	$27,569

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,703)	$(19,575)
Net loss from discontinued operations	—	21,124
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	10,265	10,021
Non-cash interest expense and related amortization	1,016	1,491
Share-based compensation expense	8,019	11,855
Provision for bad debt	2,082	462
Write-off of long-lived assets	280	—
Deferred income tax benefit	(35)	—
Allocation of expenses to Red Violet	—	(325)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	8,660	(3,910)
Prepaid expenses and other current assets	10	(112)
Other non-current assets	(137)	533
Operating lease assets and liabilities, net	1,517	—
Accounts payable	1,850	(159)
Accrued expenses and other current liabilities	(4,915)	628
Deferred revenue	701	449
Other	5	—
Net cash provided by operating activities from continuing operations	26,615	22,482
Net cash used in operating activities from discontinued operations	—	(5,835)
Net cash provided by operating activities	26,615	16,647
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,076)	(107)
Business acquisition, net of cash acquired	(7,246)	—
Capitalized costs included in intangible assets	(1,887)	(995)
Capital contributed to Red Violet	—	(19,728)
Net cash used in investing activities from continuing operations	(11,209)	(20,830)
Net cash used in investing activities from discontinued operations	—	(1,386)
Net cash used in investing activities	(11,209)	(22,216)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	—	13,392
Proceeds from debt obligations, net of debt costs	—	67,182
Repayments of long-term debt	(5,851)	(72,229)
Taxes paid related to net share settlement of restricted stock units and issuance of restricted stock	(3,096)	(1,979)
Net cash (used in) provided by financing activities	(8,947)	6,366
Net increase in cash, cash equivalents and restricted cash	6,459	797
Cash, cash equivalents and restricted cash at beginning of period	19,249	16,564
Cash, cash equivalents and restricted cash at end of period	$25,708	$17,361

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net (loss) income from continuing operations, excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) write-off of long-lived assets, (5) share-based compensation expense, (6) acquisition-related costs, (7) restructuring and certain severance costs, (8) certain litigation and other related costs, and (9) one-time items.

Adjusted net (loss) income is defined as net (loss) income from continuing operations, excluding (1) write-off of long-lived assets, (2) share-based compensation expense, (3) acquisition-related costs, (4) restructuring and certain severance costs, (5) certain litigation and other related costs, and (6) one-time items. Adjusted net (loss) income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net (loss) income from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income from continuing operations	$(4,463)	$4,462	$(2,703)	$1,549
Income tax benefit	—	—	(35)	—
Interest expense, net	1,719	1,882	5,264	6,209
Spin-off transaction costs	—	—	—	7,708
Write-off of long-lived assets	280	—	280	—
Depreciation and amortization	3,642	3,352	10,265	10,021
General and administrative	14,049	9,775	34,378	25,387
Product development	2,040	1,680	6,485	3,556
Sales and marketing	2,717	3,640	9,209	9,909
Non-media cost of revenue (1)	1,323	1,011	4,159	2,767
Media margin	$21,307	$25,802	$67,302	$67,106
Revenue	$64,552	$66,535	$201,673	$179,459
Media margin % of revenue	33.0%	38.8%	33.4%	37.4%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net (loss) income from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income from continuing operations	$(4,463)	$4,462	$(2,703)	$1,549
Income tax benefit	—	—	(35)	—
Interest expense, net	1,719	1,882	5,264	6,209
Depreciation and amortization	3,642	3,352	10,265	10,021
Write-off of long-lived assets	280	—	280	—
Share-based compensation expense	2,790	2,594	8,019	11,856
Acquisition-related costs	—	119	448	676
Restructuring and certain severance costs	—	—	360	2,591
Certain litigation and other related costs	375	—	1,091	46
One-time items	—	—	168	—
Adjusted EBITDA	$4,343	$12,409	$23,157	$32,948

Below is a reconciliation of adjusted net (loss) income and the related measure of adjusted net (loss) income per share from net (loss) income from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share data)	2019	2018	2019	2018
Net (loss) income from continuing operations	$(4,463)	$4,462	$(2,703)	$1,549
Write-off of long-lived assets	280	—	280	—
Share-based compensation expense	2,790	2,594	8,019	11,856
Acquisition-related costs	—	119	448	676
Restructuring and certain severance costs	—	—	360	2,591
Certain litigation and other related costs	375	—	1,091	46
One-time items	—	—	168	—
Adjusted net (loss) income	(1,018)	7,175	7,663	16,718
Adjusted net (loss) income per share:
Basic and diluted	$(0.01)	$0.09	$0.10	$0.22
Weighted average number of shares outstanding:
Basic and diluted	79,569,210	78,199,633	79,389,131	76,002,514

We present media margin, adjusted EBITDA, adjusted net (loss) income and adjusted net (loss) income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with extraordinary legal matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the nine months ended September 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the periods presented.

Adjusted net (loss) income, as defined above, and the related measure of adjusted net (loss) income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the nine months ended September 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the periods presented. We believe adjusted net (loss) income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income from continuing operations.

Media margin, adjusted EBITDA, adjusted net (loss) income and adjusted net (loss) income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net (loss) income from continuing operations as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net (loss) income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com